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                                                                     EXHIBIT 4.4

                         1997 LONG-TERM INCENTIVE PLAN

                                       OF

                            CORRPRO COMPANIES, INC.

     1. PURPOSE OF THE PLAN. This 1997 Long-Term Incentive Plan of Corrpro Companies, Inc. adopted on this 28th day of April, 1997, is intended to enable officers, key employees and consultants of the Company and its Subsidiaries to acquire or increase their ownership of common stock of the Company on reasonable terms. The opportunity so provided is intended to foster in participants an incentive to put forth maximum effort for the continued success and growth of the Company and its Subsidiaries, to aid in retaining individuals who put forth such efforts, and to assist in attracting the best available individuals to the Company and its Subsidiaries in the future.

     2. DEFINITIONS. When used herein, the following terms shall have the meaning set forth below:

          2.1 "Award" means an Option, an Option granted in tandem with an SAR, a Restricted Stock Award, a Restricted Stock Award granted in tandem with an Option, an SAR or a Stock Bonus Award.

          2.2 "Award Agreement" means a written agreement in such form as may be, from time to time, hereafter approved by the Committee, which shall be duly executed by the Company and the Participant and which shall set forth the terms and conditions of an Award under the Plan.

          2.3 "Board"  means the Board of Directors of Corrpro Companies, Inc.

          2.4 "Change in Control" means a change in control of the Company of a nature that would be required to be reported in response to Item 6(e) of
     Schedule 14A of Regulation 14A promulgated under the Exchange Act (as in effect on the date the Plan is adopted by the Board), whether or not the Company is then subject to such reporting requirement; provided, that, without limitation, a Change in Control shall be deemed to have occurred if:

             (a) any "person" (as defined in Sections 13(d) and 14(d) of the Exchange Act) is or becomes the "beneficial owner" (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of securities of the Company representing forty percent (40%) or more of the combined voting power of the Company's then outstanding securities; provided, however, that a Change in Control shall not be deemed to occur under this clause (a) by reason of the acquisition of securities by the Company or an employee benefit plan (or any trust funding such a plan) maintained by the Company, or by reason of the new issuance of securities directly by the Company;

             (b) during any period of two (2) consecutive years (not including any period prior to the adoption of this Plan) or at any time during the two years after the Effective Date, there shall cease to be a majority of the Board comprised of Continuing Directors; or

             (c) (i) the stockholders of the Company approve a merger or consolidation of the Company with any other corporation, other than a merger or consolidation which would result in the voting securities of the Company outstanding immediately prior thereto continuing to represent (either by remaining outstanding or by being converted into voting securities of the surviving entity) more than fifty-one percent (51%) of the combined voting power of the voting securities of the Company or such surviving entity outstanding immediately after such merger or consolidation, or (ii) the stockholders of the Company approve a plan of complete liquidation of the Company or an agreement for the sale or disposition by the Company of all or substantially all the Company's assets.

          2.5 "Code" means the Internal Revenue Code of 1986, as in effect at the time of reference, or any successor revenue code which may hereafter be adopted in lieu thereof, and reference to any

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     specific provisions of the Code shall refer to the corresponding provisions of the Code as it may hereafter be amended or replaced.

          2.6 "Committee" means the Stock Option Committee which is a sub-committee of the Compensation Committee of the Board or any other committee appointed by the Board which is invested by the Board with responsibility for the administration of the Plan and whose members meet the requirements for eligibility to serve as set forth in Rule 16b-3 and in the Plan and are outside directors within the meaning of Section 162(m) of the Code.

          2.7 "Company"  means Corrpro Companies, Inc.

          2.8 "Continuing Directors" means individuals who at the beginning of any period of two (2) consecutive years (not including any period prior to the adoption of this Plan) or during the first two years after the Effective Date, individuals who were on the Effective Date, and any new director(s) whose election by the Board or nomination for election by the Company's stockholders was approved by a vote of at least a majority of the directors then still in office who either were directors at the beginning of the period (or in the case of the two year period after the Effective Date those individuals who were directors on the Effective Date) or whose election or nomination for election was previously so approved.

          2.9 "Effective Date"  means April 28, 1997.

          2.10 "ERISA" means the Employee Retirement Income Security Act of 1974, as in effect at the time of reference, or any successor law which may hereafter be adopted in lieu thereof, and any reference to any specific provisions of ERISA shall refer to the corresponding provisions of ERISA as it may hereafter be amended or replaced.

          2.11 "Exchange Act" means the Securities Exchange Act of 1934, as in effect at the time of reference, or any successor law which may hereafter be adopted in lieu thereof, and any reference to any specific provisions of the Exchange Act shall refer to the corresponding provisions of the Exchange Act as it may hereafter be amended or replaced.

          2.12 "Fair Market Value" means, with respect to the Shares, the closing price of the Shares on the New York Stock Exchange or other national securities exchange, on the last business day prior to the date on which the value is to be determined, as reported in the Wall Street Journal or such other source of quotations for, or report of trading of, the Shares as the Committee may reasonably select from time to time; provided, however, if the Shares are not then traded on such an exchange, but are then traded on the over-the-counter market, Fair Market Value means the mean between the high and the low bid and asked prices for the Shares on the over-the-counter market on the last business day prior to the date on which the value is to be determined (or the next preceding day on which sales occurred if there were no sales on such date).

          2.13 "Option" means the right to purchase the number of Shares specified by the Committee, at a price and for a term fixed by the Committee, in accordance with the Plan, and subject to such other limitations and restrictions as the Plan and the Committee may impose.

          2.14 "Parent" means any corporation, other than the employer corporation, in an unbroken chain of corporations ending with the employer corporation if, at the time of the granting of the Option, each of the corporations other than the employer corporation owns stock possessing fifty percent (50%) or more of the total combined voting power of all classes of stock in one of the other corporations in such chain.

          2.15 "Participants" means officers (including officers who are members of the Board) and other key employees or consultants of the Company or any of its Subsidiaries.

          2.16 "Permitted Transferees" means (i) the spouse, children or grandchildren of any Participant, (ii) any trustees of any trust made by the Participant primarily for the benefit of any of such person or persons identified in clause (i) or for the benefit of the Participant, (iii) a corporation or

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     other entity in which the Participant owns a controlling interest, and (iv)
     the beneficiaries of any trust described in clause (ii).

          2.17 "Plan" means the 1997 Long-Term Incentive Plan of Corrpro Companies, Inc.

          2.18 "Regulation T" means Part 220, chapter II, title 12 of the Code of Federal Regulations, issued by the Board of Governors of the Federal Reserve System pursuant to the Exchange Act, as amended from time to time, or any successor regulation which may hereafter be adopted in lieu thereof.

          2.19 "Restricted Stock Award Agreement" means an Award Agreement executed in connection with a Restricted Stock Award.

          2.20 "Restricted Stock Award" means the right to receive Shares, but subject to forfeiture and/or other restrictions set forth in the related Restricted Stock Award Agreement and the Plan.

          2.21 "Rule 16b-3" means Rule 16b-3 of the General Rules and Regulations of the Securities and Exchange Commission as in effect at the time of reference, or any successor rules or regulations which may hereafter be adopted in lieu thereof, and any reference to any specific provisions of Rule 16b-3 shall refer to the corresponding provisions of Rule 16b-3 as it may hereafter be amended or replaced.

          2.22 "SAR" means a stock appreciation right, which is a right to receive an amount in cash, or Shares, or a combination of cash and Shares, as determined or approved by the Committee, no greater than the excess, if any, of (i) the Fair Market Value of a Share on the date the SAR is exercised, over (ii) the SAR Base Price.

          2.23 "SAR Base Price" means the Fair Market Value of a Share on the date an SAR was granted, or if the SAR was granted in tandem with an Option (whether or not the Option was granted on a different date than the SAR), in the Committee's discretion, the option price of a Share subject to the Option.

          2.24 "Shares" means shares of the Company's common stock, without par value, or, if by reason of the adjustment provisions contained herein, any rights under an Award under the Plan pertain to any other security, such other security.

          2.25 "Stock Bonus Award" means the right to receive Shares as provided in Section 10 of the Plan.

          2.26 "Subsidiary" or "Subsidiaries" means any corporation or corporations other than the employer corporation in an unbroken chain of corporations beginning with the employer corporation if each of the corporations other than the last corporation in the unbroken chain owns stock possessing fifty percent (50%) or more of the total combined voting power of all classes of stock in one of the other corporations in such chain.

          2.27 "Successor" means the legal representative of the estate of a deceased Participant or the person or persons who shall acquire the right to exercise or receive an Award by bequest or inheritance or by reason of the death of the Participant.

          2.28 "Term" means the period during which a particular Award may be exercised.

     3. STOCK SUBJECT TO THE PLAN. There will be reserved for use, upon the issuance, vesting or exercise of Awards to be granted from time to time under the Plan, an aggregate of (i) three hundred seventy-five thousand (375,000) new Shares, and (ii) six hundred fifty-three thousand five hundred ninety (653,590) Shares subject to stock options (other than under the 1994 Corrpro Outside Directors' Stock Option Plan) granted prior to the Effective Date but only to the extent of the surrender, lapse, expiration, forfeiture, termination or exercise of such options, which Shares may be, in whole or in part, as the Board shall from time to time determine, authorized but unissued Shares, or issued Shares which shall have been reacquired by the Company. Any Shares (a) issued upon exercise of Awards under the Plan, or (b) subject to issuance upon exercise of Awards under the Plan, but which are not issued because of a

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surrender, lapse, expiration, forfeiture or termination of any such Award prior to issuance of the Shares, shall once again be available for issuance in satisfaction of Awards. Similarly, any Shares issued pursuant to a Restricted Stock Award which are subsequently forfeited pursuant to the terms of the related Restricted Stock Award Agreement shall once again be available for issuance in satisfaction of Awards.

     4. ADMINISTRATION OF THE PLAN. The Board may appoint a Committee to administer the Plan, which Committee shall consist of not less than two (2) disinterested directors as defined in Rule 16b-3. Subject to the provisions of the Plan, the Committee or the Board shall have full authority, in its discretion, to determine the Participants to whom Awards shall be granted, the number of Shares to be covered by each of the Awards, and the terms of any such Award; to amend or cancel Awards (subject to Section 21 of the Plan), to accelerate the vesting of Awards; to require the cancellation or surrender of any previously granted awards under this Plan or any other plans of the Company as a condition to the granting of an Award, to interpret the Plan; and to prescribe, amend, and, rescind rules and regulations relating to the Plan, and generally to interpret and determine any and all matters whatsoever relating to the administration of the Plan and the granting of Awards hereunder. The Board may from time to time appoint members to the Committee in substitution for or in addition to members previously appointed and may fill vacancies, however caused, in the Committee. The Committee shall select one of its members as its chairman and shall hold its meetings at such times and places as it shall deem advisable. A majority of its members shall constitute a quorum. Any action of the Committee may be taken by a written instrument signed by all of the members, and any action so taken shall be fully as effective as if it had been taken by a vote of a majority of the members at a meeting duly called and held. The Committee shall make such rules and regulations for the conduct of its business as it shall deem advisable and shall appoint a Secretary who shall keep minutes of its meetings and records of all action taken in writing without a meeting. No member of the Committee shall be liable, in the absence of bad faith, for any act or omission with respect to his or her service on the Committee. Notwithstanding anything in the Plan to the contrary any and all rights conferred upon the Committee shall also be conferred upon the Board.

     5. PARTICIPANTS TO WHOM AWARDS MAY BE GRANTED. Awards may be granted in each calendar year or portion thereof while the Plan is in effect to such of the Participants as the Committee, in its discretion, shall determine. In determining the Participants to whom Awards shall be granted and the number of Shares to be issued or subject to purchase or issuance under such Awards, the Committee shall take into account the recommendations of the Company's management as to the duties of the respective Participants, their present and potential contributions to the success of the Company and its Subsidiaries, and such other factors as the Committee shall deem relevant in connection with accomplishing the purposes of the Plan. No Award shall be granted to any member of the Committee so long as his or her membership on the Committee continues or to any member of the Board who is not also an officer or key employee of the Company or any Subsidiary.

     6. STOCK OPTIONS.

          6.1 Types of Options. Options granted under the Plan shall be Non-Qualified Stock Options. The Award Agreement shall designate an Option as a Non-Qualified Stock Option.

          6.2 Option Price. The option price per Share of any Non-Qualified Stock Option granted under the Plan shall be the Fair Market Value of the Shares covered by the Option on the date the Option is granted unless the Committee, in its sole discretion, determines to set the option price at an amount less than or greater than the Fair Market Value of the Shares on such date.

          6.3 Term of Options. Options granted hereunder shall be exercisable for a Term of not more than ten (10) years from the date of grant thereof, but shall be subject to earlier termination as hereinafter provided. Each Award Agreement issued hereunder shall specify the Term of the Option, which shall be determined by the Committee in accordance with its discretionary authority hereunder.

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     7. STOCK APPRECIATION RIGHTS.

          7.1 Grant of SAR. The Committee, in its discretion, may grant a Participant an SAR in tandem with an Option or may grant a Participant an SAR on a stand alone basis. The Committee, in its discretion, may grant an SAR in tandem with an Option either at the time the Option is granted or at any time after the Option is granted. The Committee, in its discretion, may grant an SAR in tandem with an Option which is exercisable either in lieu of, or in addition to, the exercise of the related Option.

          7.2 Limitations on Exercise. Each SAR granted in tandem with an Option shall be exercisable to the extent, and only to the extent, the related Option is exercisable and shall be for such Term as the Committee may determine (which Term may not to exceed ten (10) years and may expire prior to the Term of the related Option). Each SAR granted on a stand alone basis shall be exercisable to the extent, and for such Term, as the Committee may determine. The SARs shall be subject to such other terms and conditions as the Committee, in its discretion, shall determine, which are not otherwise inconsistent with the Plan. The terms and conditions may include Committee approval of the exercise of the SAR, limitations on the time within which and the extent to which such SAR shall be exercisable, limitations, if any, on the amount of appreciation in value which may be recognized with regard to such SAR, and specification of what portion, if any, of the amount payable to the Participant upon exercise of such SAR shall be payable in cash and what portion, if any, shall be payable in Shares. If, and to the extent, that Shares are issued in satisfaction of amounts payable on exercise of an SAR, the Shares shall be valued at their Fair Market Value on the date of exercise.

          7.3 Surrender of Option or SAR Granted in Tandem. If the Award Agreement related to the grant of an SAR in tandem with an Option provides that the SAR can only be exercised in lieu of the related Option, then, upon exercise of such SAR, the related Option or portion thereof with respect to which such SAR is exercised shall be deemed surrendered and shall not thereafter be exercisable and, similarly, upon exercise of the Option, the related SAR or portion thereof with respect to which such Option is exercised shall be deemed surrendered and shall not thereafter be exercisable. If the Award Agreement related to the grant of an SAR in tandem with an Option provides that the SAR can be exercised in addition to the related Option, then, upon exercise of such SAR, the related Option or portion thereof with respect to which such SAR is exercised shall not be deemed surrendered and shall continue to be exercisable and, similarly, upon exercise of the Option, the related SAR or portion thereof with respect to which such Option is exercised shall not be deemed surrendered and shall continue to be exercisable.

     8. RESTRICTED STOCK AWARDS. Restricted Stock Awards granted under the Plan shall be subject to such terms and conditions as the Committee may, in its discretion, determine and set forth in the related Restricted Stock Award Agreements. The Committee, in its discretion, may grant a Participant a Restricted Stock Award on a stand alone basis or in tandem with an Option. Restricted Stock Awards shall be granted in accordance with, and subject to, the provisions set forth below.

          8.1 Issuance of Shares. Each Restricted Stock Award shall be evidenced by a Restricted Stock Award Agreement which shall set forth the number of Shares issuable under the Restricted Stock Award. Subject to the restrictions in Section 8.3 of the Plan, and subject further to such other restrictions or conditions established by the Committee, in its discretion, and set forth in the related Restricted Stock Award Agreement (such as requiring the Participant to pay an amount equal to the aggregate par value, if any, of the Shares to be issued thereunder), the number of Shares granted under a Restricted Stock Award shall be issued in the recipient Participant's name on the date of grant of such Restricted Stock Award or as soon as reasonably practicable thereafter.

          8.2 Rights of Recipient Participants. Shares received pursuant to Restricted Stock Awards shall be duly issued or transferred to the Participant, and a certificate or certificates for such Shares shall be issued in the Participant's name. Subject to the restrictions in Section
     8.3 of the Plan, and subject further to such other restrictions or conditions established by the Committee, in its

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     discretion, and set forth in the related Restricted Stock Award Agreement, the Participant shall thereupon be a stockholder with respect to all the Shares represented by such certificate or certificates and shall have all the rights of a stockholder with respect to such Shares, including the right to vote such Shares and to receive dividends and other distributions paid with respect to such Shares. In aid of the restrictions in Section 8.3 of the Plan and in the related Restricted Stock Award Agreement, the certificate or certificates for Shares awarded hereunder, together with a suitably executed stock power signed by such recipient Participant, shall be held by the Company in its control, or at the option of the Company, in a trust established by the Company, for the account of such Participant (i) until the restrictions in Section 8.3 of the Plan and in the related Restricted Stock Award Agreement lapse pursuant to the Plan or the Restricted Stock Award Agreement, at which time a certificate for the appropriate number of Shares (free of all restrictions imposed by the Plan or the Restricted Stock Award Agreement) shall be delivered to the Participant, or (ii) until such Shares are forfeited to the Company and canceled as provided by the Plan or the Restricted Stock Award Agreement.

          8.3 Restrictions. Except as otherwise determined by the Committee in its sole discretion, each Share issued pursuant to a Restricted Stock Award Agreement shall be subject, in addition to any other restrictions set forth in the related Restricted Stock Award Agreement, to the following restrictions until such restrictions have lapsed pursuant to Section 8.4 of the Plan:

             (a) Disposition. The Shares awarded to a Participant and held by the Company pursuant to Section 8.2 of the Plan, and the right to vote such Shares or receive dividends on such Shares, may not be sold, exchanged, transferred, pledged, hypothecated or otherwise disposed of; provided, however, that such Shares may be transferred upon the death of the Participant to the Participant's Successor. Any transfer or purported transfer of such Shares in violation of the restrictions outlined in this Section 8.3 shall be null and void and shall result in the forfeiture of the Shares transferred or purportedly transferred to the Company without notice and without consideration.

             (b) Forfeiture. The Shares awarded to a Participant and held by the Company pursuant to Section 8.2 of the Plan shall be forfeited to the Company without notice and without consideration therefor immediately upon the termination of the Participant's employment with the Company and all Subsidiaries of the Company for any reason other than (i) death, (ii) disability, (iii) retirement, (iv) the Participant's attainment of age sixty-five (65).

          8.4 Lapse of Restrictions. Except as otherwise determined by the Committee in its sole discretion, the restrictions set forth in Section 8.3 of the Plan on Shares issued under a Restricted Stock Award shall lapse on, and certificates for the Shares held for the account of the Participant in accordance with Section 8.2 of the Plan hereof shall be appropriately distributed to the Participant as soon as reasonably practical after, the earliest of:

             (a) the Participant's death;

             (b) the termination of the Participant's employment by reason of the Participant being "disabled" as defined in Section 22(e)(3) of the Code;

             (c) the Participant's early, normal or late retirement pursuant to the retirement plans of the Company or any of its Subsidiaries;

             (d) the Participant's attainment of age sixty-five (65); or

           (e) (i) the first anniversary of the date of grant with respect to one-third ( 1/3) of the Shares originally awarded,

                (ii) the second anniversary of the date of grant with respect to an additional one-third ( 1/3) of the Shares originally awarded, and

                (iii) the third anniversary of the date of grant with respect to the balance of the Shares originally awarded.

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          8.5 Surrender of Options or Restricted Stock Granted in Tandem.  If
     the Restricted Stock Award Agreement related to the grant of a Restricted Stock Award in tandem with an Option provides that the Option can only be exercised in lieu of the scheduled vesting of the Restricted Stock Award, then, upon vesting of the Shares subject to the Restricted Stock Award, the related Option or portion thereof with respect to which such Restricted Stock Award becomes vested shall be deemed surrendered and shall not thereafter be exercisable and, similarly, upon exercise of the Option, the Shares subject to the related Restricted Stock Award or portion thereof with respect to which such Option is exercised shall be deemed forfeited to the Company and shall be cancelled as provided by the Plan or the Restricted Stock Award Agreement.

     9. STOCK BONUS AWARDS. Stock Bonus Awards may be granted under the Plan with respect to Shares, and shall be granted, subject to the provisions of the Plan, upon such terms and conditions as the Committee may determine in its discretion. The Committee, in its discretion, may require the Participants to whom Stock Bonus Awards are granted to pay the Company an amount equal to the aggregate par value, if any, of the Shares to be issued to such Participants. Subject to the Participant delivering in cash or by check the amounts, if any, required to be paid pursuant to this Section 9 or pursuant to Section 18 of the Plan (relating to taxes), a certificate or certificates for such Shares shall be issued in the Participant's name as soon as reasonably practicable following the date of grant, or if such payments are required, following the date of such payments. The Company shall deliver such certificate or certificates to the Participant and the Participant shall thereupon be a stockholder with respect to all Shares represented by such certificate or certificates and shall have all the rights of a stockholder with respect to such Shares.

     10. DATE OF GRANT. The date of grant of an Award granted hereunder shall be the date on which the Committee acts in granting the Award.

     11. EXERCISE OF RIGHTS UNDER OPTIONS OR SARS.

          11.1 Notice of Exercise. A Participant entitled to exercise an Option or SAR shall do so by delivery of a written notice to that effect specifying the number of Shares with respect to which the Option or SAR is being exercised and any other relevant information the Committee may require. The notice shall be accompanied by payment in full of the purchase price of any Shares to be purchased, which payment may be made in cash or, with the Committee's approval, in Shares valued at Fair Market Value at the time of exercise or a combination thereof. No Shares shall be issued upon exercise of an Option until full payment has been made therefor. A Participant exercising an SAR or an Option granted in tandem with an SAR may, if the terms and conditions of the Award so provide, state in the notice of exercise what percentage of the SAR the Participant desires to be paid in cash or Shares, in which event the Committee may honor the request so made or satisfy the SAR in cash or Shares or some combination of each, as the Committee may determine in its sole discretion. All notices or requests provided for herein shall be delivered to the Company's Secretary, or such other person as the Committee may designate.

          11.2 Cashless Exercise Procedures. The Company, in its sole discretion, may establish procedures whereby a Participant, subject to the requirements of Rule 16b-3, Regulation T, federal income tax laws, and other federal, state and local tax and securities laws, can exercise an Option or a portion thereof without making a direct payment of the option price to the Company. If the Company so elects to establish a cashless exercise program, the Company shall determine, in its sole discretion, and from time to time, such administrative procedures and policies as it deems appropriate and such procedures and policies shall be binding on any Employee wishing to utilize the cashless exercise program.

     12. AWARD TERMS AND CONDITIONS. Each Award or each agreement setting forth an Award shall contain such other terms and conditions not inconsistent herewith as shall be approved by the Committee.

     13. RIGHTS OF AWARD HOLDER. The holder of an Award shall not have any of the rights of a stockholder with respect to the Shares subject to purchase or receipt under the Award, except that (a) an

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Award holder's rights with respect to a Restricted Stock Award shall be as prescribed in Section 8.2 and (b) stockholder rights with respect to any other Award shall arise at the time and to the extent that one or more certificates for such Shares shall be delivered to the holder upon the due exercise or grant of the Award.

     14. NONTRANSFERABILITY OF AWARDS. An Award shall not be transferable other than: (a) by will or the laws of descent and distribution, and an Award subject to exercise may be exercised, during the lifetime of the holder of the Award, only by the holder or in the event of death, the holder's Successor, or in the event of disability, the holder's personal representative, or (b) pursuant to a qualified domestic relations order, as defined in the Code or ERISA or the rules thereunder, or (c) with respect to Non-qualified Options only, to Permitted Transferees.

     15. ADJUSTMENTS UPON CHANGES IN CAPITALIZATION. In the event of changes in all of the outstanding Shares by reason of stock dividends, stock splits, reclassifications, recapitalizations, mergers, consolidations, combinations, or exchanges of shares, separations, reorganizations or liquidations, or similar events, or in the event of extraordinary cash or non-cash dividends being declared with respect to the Shares, or similar transactions or events, the number and class of Shares available under the Plan in the aggregate, the number and class of Shares subject to Awards theretofore granted, applicable purchase prices and all other applicable provisions, may, subject to the provisions of the Plan, be equitably adjusted by the Committee (which adjustment may, but need not, include payment to the holder of an Option or SAR, in cash or in shares, in an amount equal to the difference between the price at which such Option or SAR may be exercised and the then current fair market value of the Shares subject to such Option or SAR as equitably determined by the Committee). Notwithstanding the foregoing, no adjustment shall be made to the extent the Company would have to account for such adjustment as additional compensation expense under generally accepted accounting principals in effect at the time of such adjustment. The foregoing adjustment and the manner of application of the foregoing provisions shall be determined by the Committee, in its sole discretion. Any such adjustment may provide for the elimination of any fractional share which might otherwise become subject to an Award.

     16. CHANGE IN CONTROL. Notwithstanding anything to the contrary in the Plan or any Award Agreement, in the case of a Change in Control of the Company, the Committee may, in its discretion, taking into account the purposes of this Plan, determine, on a case by case basis, that each Award granted under the Plan shall, subject to the following provisions, terminate ninety (90) days after the occurrence of such Change in Control but, in the event of any such termination:

          (a) An Option or SAR holder shall have the right, commencing at least five (5) days prior to such Change in Control and subject to any other limitation on the exercise of such Option or SAR in effect on the date of exercise (other than vesting), to immediately exercise any Options or Restricted Stock Awards, including those granted in tandem with SARs, or SARs in full, without regard to any vesting limitations, to the extent they shall not have been theretofore exercised; and

          (b) All restrictions on Restricted Stock Awards shall immediately lapse, certificates for the affected Shares shall be appropriately distributed and any Options in tandem with Restricted Stock Awards will be deemed to have been surrendered.

     17. FORMS OF AWARDS. Nothing contained in the Plan nor any resolution adopted or to be adopted by the Board or by the stockholders of the Company shall constitute the granting of any Award. An Award shall be granted hereunder only by action taken by the Committee in granting an Award. Whenever the Committee shall designate a Participant for the receipt of an Award, the Company's Secretary, or such other person as the Committee may designate, shall forthwith send notice thereof to the Participant, in such form as the Committee shall approve, stating the number of Shares subject to the Award, its Term, and the other terms and conditions thereof. The notice shall be accompanied by a written Award Agreement in such form as may from time to time hereafter be approved by the Committee, which shall have been duly executed by or on behalf of the Company. If the surrender of previously issued Awards is made a condition of the grant, the notice shall set forth the pertinent details of such condition. Execution by the Participant to whom such Award is granted of said Award Agreement in accordance with the provisions set forth in this Plan shall be a condition precedent to the exercise or receipt of any Award.

     18. TAXES.

          18.1 Right to Withhold Required Taxes. The Company shall have the right to require a person entitled to receive Shares pursuant to the receipt, vesting or exercise of an Award under the Plan to pay the Company, in cash or Shares, the amount of any taxes which the Company is or will be required to withhold with respect to such Shares before the certificate for such Shares is delivered pursuant to the Award. Furthermore, the Company may elect to deduct such taxes from any other amounts then payable in cash or in shares or from any other amounts payable any time thereafter to the Participant. The Company shall also have the right to deduct from any cash payment payable to a person pursuant to an Award the amount of any taxes which the Company is required by law to withhold with respect to such cash payment.

          18.2 Participant Election to Withhold Shares. Subject to Committee approval, a Participant may elect to satisfy the tax liability with respect to the exercise of an Option by having the Company withhold Shares otherwise issuable upon exercise of the Option; provided, however, that if a Participant is subject to Section 16(b) of the Exchange Act at the time the Option is exercised, such election must satisfy the requirements of Rule 16b-3.

     19. TERMINATION OF THE PLAN. The Plan shall terminate ten (10) years from the date hereof, and an Award shall not be granted under the Plan after that date although the terms of any Awards may be amended at any date prior to the end of its Term in accordance with the Plan. Any Awards outstanding at the time of termination of the Plan shall continue in full force and effect according to the terms and conditions of the Award and this Plan.

     20. AMENDMENT OF THE PLAN. The Plan may be amended at any time and from time to time by the Board, but no amendment without the approval of the stockholders of the Company shall be made if stockholder approval under Rule 16b-3 would be required. Notwithstanding the discretionary authority granted to the Committee in Section 4 of the Plan, no amendment of the Plan or any Award granted under the Plan shall impair any of the rights of any holder, without the holder's consent, under any Award theretofore granted under the Plan.

     21. DELIVERY OF SHARES ON EXERCISE OR GRANT. Delivery of certificates for Shares pursuant to the grant or exercise of an Award may be postponed by the Company for such period as may be required for it with reasonable diligence to comply with any applicable requirements of any federal, state or local law or regulation or any administrative or quasi-administrative requirement applicable to the sale, issuance, distribution or delivery of such Shares. The Committee may, in its sole discretion, require a Participant to furnish the Company with appropriate representations and a written investment letter prior to the exercise of an Award or the delivery of any Shares pursuant to an Award.

     22. FEES AND COSTS. The Company shall pay all original issue taxes on the issuance or exercise of any Award granted under the Plan and all other fees and expenses necessarily incurred by the Company in connection therewith.

     23. EFFECTIVENESS OF THE PLAN. The Plan shall become effective when approved by the Board. The Plan shall thereafter be submitted to the Company's stockholders for approval and unless the Plan is approved by the affirmative votes of the holders of shares having a majority of the voting power of all shares either (i) represented at a meeting duly held in accordance with Ohio law within twelve (12) months after being approved by the Board, or (ii) obtained by a written consent in accordance with Ohio law within twelve (12) months after being approved by the Board, the Plan and all Awards made under it shall be void and of no force and effect. In aid of this provision, any Award granted prior to the approval of the Plan by the Company's stockholders shall be conditioned upon receipt of such approval.

     24. OTHER PROVISIONS. As used in the Plan, and in Awards and other documents prepared in implementation of the Plan, references to the masculine pronoun shall be deemed to refer to the feminine or neuter, and references in the singular or the plural shall refer to the plural or the singular, as the identity of the person or persons or entity or entities being referred to may require. The captions used in the Plan and in such Awards and other documents prepared in implementation of the Plan are for convenience only and shall not affect the meaning of any provision hereof or thereof.

     25. OHIO LAW TO GOVERN. This Plan shall be governed by and construed in accordance with the laws of the State of Ohio.